EXHIBIT (10)A

AMENDMENT NO. 2 TO

ECOLAB INC. 2001 NON-EMPLOYEE DIRECTOR

STOCK OPTION AND DEFERRED COMPENSATION PLAN

(as Amended and Restated Effective as of May 1, 2004)

WHEREAS, Ecolab Inc. (the “Company”) adopted an amended and restated 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the “Plan”) effective as of May 1, 2004;

WHEREAS, the Plan was amended by Amendment No. 1 effective January 1, 2005 to address changes required by Section 409A of the Code; and

WHEREAS, the Company wishes to adopt additional changes to the Plan relating to exercisability and duration of Periodic Options effective for Periodic Options granted on or after May 2, 2008;

NOW THEREFORE, pursuant to the amending power reserved to the Company’s Board of Directors by Section 14.1 of the Plan, the Board of Directors adopted this Amendment No. 2 to the Plan on, and effective as to all Periodic Options granted on and after, the 2nd day of May, 2008.

Section 1

Section 9.3 is amended and restated to read as follows:

“Exercisability of Options.  Each Periodic Option granted under the Plan will become exercisable, on a cumulative basis, as to 25% of the Shares (excluding any fractional portion less than one share), on the last day of each of the first, second and third three-month periods following its Date of Grant and as to the remaining Shares on the last day of the fourth three-month period following the Date of Grant; provided, however, that if a Change in Control of the Company occurs then such Periodic Option will become immediately exercisable in full.”

Section 2

Section 9.4 is amended and restated to read as follows:

“Duration of Options.  Each Periodic Option granted under the Plan will terminate ten years after its Date of Grant; provided, however, that if the Participant ceases to serve as a director of the Company for any reason, then the Periodic Option will remain exercisable to the extent exercisable as of such cessation of service until the earlier of the expiration of five years after the date the Participant ceased to serve as a director of the Company or the remaining term of the Periodic Option.”

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IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 2 this 2nd day of May, 2008.

ECOLAB INC.

		By:	/s/ Michael L. Meyer

		Name:	Michael L. Meyer
		Title:	Senior Vice President – Human Resources

Attest:

By:	/s/ Sarah Z. Erickson

Name:	Sarah Z. Erickson
Title:	Associate General Counsel - Corporate and Assistant Secretary